                                                                   Exhibit 10(y)

                             TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT made effective the 21 day of November, 2000.

BETWEEN:

           POTASH CORPORATION OF SASKATCHEWAN INC.
           (the "Corporation")

AND:

           CHARLES E. CHILDERS
           ("Childers")

WHEREAS the Corporation and Childers are parties to a restated employment agreement dated and made effective January 1, 1997 (the "Employment Agreement");

AND WHEREAS Childers is at present serving the Corporation in the capacity of Chairman and Special Advisor, as is more particularly provided for in the Employment Agreement;

AND WHEREAS the Corporation has agreed to terminate the Employment Agreement, on the terms hereinafter established, in furtherance of Childers' desire to end his obligations to the Corporation;

NOW THEREFORE, this Agreement witnesseth that in consideration of the mutual covenants herein contained, the Parties hereto agree as follows:

     1. Subject to the provisions of this Agreement, the Employment Agreement be and is terminated. In furtherance of such termination, Childers shall forthwith submit to the Corporation his written resignation as a Director of the Corporation in the form as attached hereto as
           SCHEDULE I.

     2. Upon Childer's resignation, the Corporation shall pay to Childers $525,000 as a retirement allowance.

     3.    The Corporation acknowledges that:

           (i) its commitment to provide medical, vision and dental insurance to Childers as set forth in paragraph 7 of the Employment Agreement survives its termination;

           (ii) its obligation to indemnify Childers, as provided for (a) in the Bylaws of the Corporation; and (b) in an Agreement of Indemnification made the 8th day of August, 1995 between the Corporation and Childers, is a continuing obligation notwithstanding his resignation from the Board of Directors of the Corporation; and

           (iii) the terms and conditions relating to the options to purchase shares in the Corporation and held by Childers as at the date hereof as is more particularly set forth in SCHEDULE II hereof shall continue to apply notwithstanding his resignation from the Board of Directors of the Corporation.

     4. The Parties acknowledge that from time to time there may arise matters relating to Childers' employment with the Corporation. The Parties agree to cooperate fully in attending to such matters, in so doing, each Party to act fairly and in the utmost good faith towards the other. The Parties acknowledge the importance of their respective reputations and agree to conduct themselves at all times so as to not demean or diminish the reputation of the other.

     5. Childers agrees that he will not, at any time prior to July 1, 2002, either directly or indirectly, engage in any business in competition with the Corporation, either as an individual or as a shareholder in a corporation, nor will he act as an advisor or consultant to any entity engaged in competition with the Corporation, provided that this provision shall not preclude Childers from holding shares in any publicly traded corporation.
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     6.    All payments to be made hereunder shall be in the currency of the
           United States of America.

IN WITNESS WHEREOF, the Parties hereto have set their hands this 30 day of November, 2000.

                                     POTASH CORPORATION OF SASKATCHEWAN INC.

                                     Per: /s/
                                        ----------------------------------------

                                     Per: /s/
                                        ----------------------------------------

                                     Per: /s/
                                        ----------------------------------------
                                     CHARLES E. CHILDERS

----------------------------------
Witness
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                                                                      SCHEDULE I

The Undersigned, CHARLES E. CHILDERS, hereby resigns, effective upon acceptance by the Corporation, from the Board of Directors of Potash Corporation of Saskatchewan Inc.

DATE: November           , 2000.

                                          --------------------------------------
                                          CHARLES E. CHILDERS
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                                  SCHEDULE II

As of November 21, 2000, C.E. Childers' outstanding options are:

                                  # OF SHARES
                                   UNDERLYING                         DATE OF
GRANT DATE                           OPTION      EXERCISE PRICE       VESTING        EXPIRY DATE(1)
----------                        ------------   --------------   ---------------   -----------------
November 10, 1994                    50,000      Cdn.  $43.875      Vested          November 10, 2004
November 7, 1995                     60,000      Cdn.  $102.00      Vested          November 7, 2005
November 7, 1996                     80,000      U.S.   $71.00      Vested          November 7, 2006
November 6, 1997                     80,000      U.S.   $86.75      Vested          November 6, 2007
November 5, 1998                     80,000      U.S.  $67.875      Vested          November 5, 2008
November 9, 1999                      3,600      U.S. $43.6875        (2)           November 9, 2009

---------------

1. All options with the exception of the November 9, 1999 grant were granted pursuant to the Corporation's Stock Option Plan -- Officers and Key Employees and are governed by the terms of that Plan. As C.E. Childers had previously retired in accordance with the then prevailing retirement policy of the Corporation, such options (including those which vest after the date of retirement) are exercisable until the expiry date of such options or the date on which such options are otherwise terminated in accordance with the provisions of the Plan;

     The November 9, 1999 grant was made pursuant to the Corporation's Stock Option Plan -- Directors, and is governed by the terms of that Plan. Upon ceasing to be a member of the Board of Directors, C.E. Childers will have retired in accordance with the existing retirement policy of the Corporation for Directors and, therefore, such options (including those which vest after the date of retirement) will be exercisable until the expiry date of such options or the date on which such options are otherwise terminated in accordance with the provisions of the Plan.

2. The first half of this grant is vested and the second half will vest on November 9, 2001.